Exhibit 10.2


                                 IPlatform Inc.
                         100 First Street East, 4th Fl.
                                Toronto, Ontario
                                 Canada M5V 1E1


                                                 April 2, 2001

Mr. Alfred M. Schiffrin
6760 S. Grande Drive
Boca Raton, FL 33433

         Re: Purchase and Sale of 3,800,000 shares of common stock, par value $.001 per share (the "Common Stock") of A.M.S. Marketing, Inc., a Delaware corporation ("AMS")
              ------------------------------------------------------

Dear Mr. Schiffrin:

         This letter is to confirm that IPlatform Inc., a Delaware corporation ("IPI"), hereby agrees to purchase from you, and you hereby agree to sell to IPI, an aggregate of 3,800,000 shares of AMS Common Stock (the "Shares") on the terms and conditions set forth below.

         1. Simultaneously herewith, IPI has entered into a Letter of Intent (the "Letter of Intent") with AMS providing, among other things, for the merger (the "Merger") of IPI with and into AMS, with AMS as the surviving entity, pursuant to a Plan and Agreement of Merger to be entered into by the parties as contemplated therein (the "Merger Agreement").

         2. The aggregate purchase price payable for the Shares shall be One Hundred Ten Thousand Dollars ($110,000) payable as follows: Ten Thousand Dollars in cash simultaneously with the execution of this letter agreement by you as a good faith deposit (the "Deposit") and the balance at the Closing (as hereinafter defined) by the delivery of IPI's non-interest bearing promissory note in such amount (the "Note"). The principal of the Note shall be payable in four equal installments of Twenty Five Thousand Dollars each, the first of which shall to be payable upon the later of (a) June 30, 2001 and (b) ten (10) days following the consummation of the Merger, and each installment thereafter shall be due and payable on or before 90 days following the payment date of the first installment.

         3. The purchase and sale of the Shares (the "Closing") shall occur at the offices of the Escrow Agent (as defined hereinafter) simultaneously with the consummation of the Merger or on such other date as the parties hereto shall agree. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

         4. At the Closing, IPI shall deliver the Note to you and in exchange therefore you shall deliver to the Escrow Agent certificates representing the Shares duly endorsed for transfer with signatures medallion guaranteed or accompanied by stock powers duly executed in blank with signatures medallion guaranteed and such other instruments of transfer as may be necessary or appropriate to transfer, convey and sell to IPI good and marketable title free and clear of any and all liens, claims, encumbrances or restrictions on transfer except for restrictions on transfer pursuant to the Securities Act of 1933, as amended (such certificates, stock powers and other instruments are hereinafter collectively referred to as the "Transfer Documents").

         5. On or before the Closing, IPI, you and Bryan Cave LLP or such other law firm as shall be agreed upon between IPI and you (the "Escrow Agent") shall enter into an escrow agreement (the "Escrow Agreement") which shall provide, among other things, for the Escrow Agent to hold the Transfer Documents in escrow until the Note has been paid in full whereupon the Escrow Agent shall deliver the Transfer Documents to IPI. So long as the Transfer Documents are held in escrow, you shall be entitled to vote the Shares but any dividends or other distributions paid or made with respect thereto shall be held by the Escrow Agent and shall be delivered together with the Transfer Documents. If any installment of the Note shall not be paid on or before its due date or on or before the expiration of any applicable grace period, the Escrow Agent shall be authorized to deliver the Transfer Documents to you and you shall be entitled to retain any installments of the Note paid to you as liquidated damages and not as a penalty.

         6.  If either of the following shall occur:

                  (a) the Merger Agreement shall not be executed by all of the parties on or before the expiration of sixty (60) days from the date hereof as provided in the Letter of Intent or such later date as the parties thereto may agree; or

                  (b) the Merger Agreement is terminated in accordance with its terms by any of the parties thereto,

then, in either such event, either party hereto may terminate this letter agreement by giving written notice to the other at the address set forth above, in which case this letter agreement shall immediately terminate and be of no force or effect and neither party shall have any further liability or obligation to the other hereunder. In the event of such termination, you shall be entitled to retain the Deposit as liquidated damages and not as a penalty.

         7. Provided IPI shall have paid the Note in full as and when required thereunder, you agree that you will not sell any of the additional 200,000 shares of AMS Common Stock owned by you except as follows: 50,000 on and after March 30, 2002 and an additional 50,000 shares on and after each of June 30, 2002, September 30, 2002 and December 30, 2002.

         8.  You represent and warrant to IPI that:

                  (a) You are the sole legal and beneficial owner of the Shares; free and clear of any liens, claims, charges, encumbrances, or restrictions on transfer except for restrictions under the Securities Act of 1933, as amended.

                  (b) The Shares have been duly and validly issued, are fully paid and non-assessable.

                  (c) You full right, authority and capacity to enter into this Agreement and to carry out its terms, to sell, assign and transfer the Shares to IPI in accordance with the terms of this letter agreement and the sale of the Shares will not require the consent of any other party and will not violate any agreement to which you are a party or to which the Shares are subject.

                  (d) The Shares are not subject to any voting trust or form of voting agreement or arrangement.


         9.  IPI represents and warrants to you that:

                  (a) IPI has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

                  (b) IPI has been given full opportunity to ask questions of, and receive answers concerning the purchase of the Shares and AMS and to obtain additional information as it deems necessary to evaluate its investment in the Shares and such information has been provided upon such request. IPI has formed its own opinion as to the value of the Shares and acknowledges that you have not made any representations or warranties as to the value of the Shares.

         10. It is agreed that all of the representations and warranties made by the parties hereto shall be true and correct in all material respects on the Closing Date as if made on such date, and shall survive the Closing.

         11. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

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

         12. This letter agreement may not be amended, modified or altered except by an agreement in writing signed by the parties hereto. This letter agreement shall be binding on the parties hereto and their respective successors and assigns, provided that neither party hereto may assign his or its rights and obligations hereunder (except by operation of law and the laws of descent and distribution) without the prior written consent of the other party hereto.

         Please confirm your agreement to the foregoing by signing in the space provided below whereupon this letter agreement shall become a binding agreement between us.

                                       Very truly yours,

                                       IPlatform, Inc.



                                       By: /s/ WILLIAM M. SMITH
                                           ----------------------------
                                           William M. Smith, Pres.

CONFIRMED AND AGREED:

/s/ ALFRED M. SCHIFFRIN
----------------------------
Alfred M. Schiffrin


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